UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2006
(Date of earliest event reported: April 1, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___   Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 3, 2006, the Company announced the completion of the previously disclosed acquisition of 60% of all issued and outstanding shares of Balele Leisure (Pty) Ltd. (“Balele”). The transaction, approved by the Kwazulu-Natal Gambling Board on March 29, 2006, has been closed effective April 1, 2006.

In conjunction with this purchase, Century Casinos Africa (Pty) Ltd. (“CCA”) has entered into an agreement to manage Balele’s casino, resort and hotel operations. The terms of this management agreement provide for a payment to CCA of 3.75% of total revenues, plus 7.5% of Balele’s EBITDA (earnings before interest, taxes, depreciation and amortization). The management agreement will remain in effect while the Company owns shares in Balele or upon six months written notice by the Company.

The management agreement is effective as of April 1, 2006, and is attached as Exhibit 10.169 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.169   Management Agreement entered into as of November 18, 2005, effective April 1, 2006, by and between Balele Leisure (Proprietary) Limited and Century Casinos Africa (Proprietary) Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: April 6, 2006                            By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer

EXHIBIT INDEX

10.169    Management Agreement entered into as of November 18, 2005, effective April 1, 2006, by and between Balele Leisure (Proprietary) Limited and Century Casinos Africa (Proprietary) Limited.